                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                    Scopia Management, Inc.

Address:                                 152 West 57th Street, 33rd Floor
                                         New York, NY 10019

Date of Event Requiring Statement:       09/12/16

Name:                                    Matthew Sirovich

Address:                                 152 West 57th Street, 33rd Floor
                                         New York, NY 10019

Date of Event Requiring Statement:       09/12/16

Name:                                    Jeremy Mindich

Address:                                 152 West 57th Street, 33rd Floor
                                         New York, NY 10019

Date of Event Requiring Statement:       09/12/16